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                                  FORM 8-A/A

                               (Amendment No. 1)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ____________________

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               TANDYCRAFTS, INC.
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            (Exact name of registrant as specified in its charter)


       Delaware                                            75-1475224
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(State of incorporation or organization)              (I.R.S. Employer
                                                      Identification No.)

1400 Everman Parkway, Fort Worth, Texas                     76140
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(Address of principal executive offices)                 (Zip Code)

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
              If this form relates to the                        If this form relates to the registration
            registration of a class of debt                   of a class of debt securities and is to become
        securities and is effective upon filing               effective simultaneously with the effectiveness
      pursuant to the General Instruction A(c)(1)            of a concurrent registration statement under the
            please check the following box. [ ]                 Securities Act of 1933 pursuant to General
                                                                   Instruction A(c)(2) please check the
                                                                              following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange on which
    -------------------                    ------------------------------
    to be so registered                    each class is to be registered
    -------------------                    ------------------------------

Rights to Purchase Common Stock,           New York Stock Exchange
         $1.00 Par Value

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
------   -------------------------------------------------------

         On March 1, 2000, the Registrant amended its Rights Agreement originally adopted on May 19, 1997 (the "Rights Agreement") between the Registrant and ChaseMellon Shareholder Services, L.L.C., as rights agent, to change the rights agent to First Chicago Trust Company of New York and to eliminate those provisions (sometimes referred to as "deadhand" provisions) that require that certain actions may only be taken by specifically defined continuing directors. As a result of the amendment, decisions to be made pursuant to the original Rights Agreement by such continuing directors will now instead be made by a majority of the whole board of directors of the Registrant. The Registrant also entered into an Assignment and Assumption of Rights Agreement with First Chicago Trust Company of New York in connection with the Amendment to Rights Agreement. Copies of the Amendment to Rights Agreement and Assignment and Assumption of Rights Agreement are included as Exhibits 4.1 and
4.2 to this registration statement and are incorporated herein by reference.

Item 2.  Exhibits

4.1 Amendment to Rights Agreement, dated as of March 1, 2000, between Tandycrafts, Inc. and First Chicago Trust Company of New York, as Rights Agent.

4.2 Assignment and Assumption of Rights Agreement between Tandycrafts, Inc. and First Chicago Trust Company of New York, as Rights Agent.

                                       2
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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              TANDYCRAFTS, INC.


                              By:  /s/ Russell L. Price
                                   --------------------
                                   Russell L. Price
                                   General Counsel


Dated:  March 14, 2000

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                                 EXHIBIT INDEX
                                 -------------



EXHIBIT NO.            DESCRIPTION
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4.1              Amendment to Rights Agreement

4.2              Assignment and Assumption Agreement

                                       4